Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made by and between Precision Therapeutics Inc. (“Precision”) and Carl Schwartz (“Schwartz”), collectively referred to as the “Parties.”

1.              Background Facts. The Parties agree with the following facts that are incorporated by reference into this Amendment.

a.              Schwartz is currently employed as the Chief Executive Officer of Precision, formerly known as Skyline Medical Inc.

b.              Schwartz entered into the Employment Agreement with Skyline Medical Inc. effective November 10, 2017 (the “Employment Agreement” attached hereto as Exhibit A).

c.              Section 18 of the Employment Agreement permits the Parties to modify the Employment Agreement in writing and signed by both Parties.

d.              The Parties agree to amend the Employment Agreement by mutual consent by entering into this Amendment.

e.              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Employment Agreement as follows.

2.              Amendment to the Employment Agreement. The Parties agree to amend the Employment Agreement with all of the changes in this Section 2:

a.              Increase in Base Salary. The following sentence is added in Section 4a (entitled “Base Salary”) of the Employment Agreement after the second sentence in that section:

Effective August 1, 2018, Employee’s annualized base salary will be increased to $400,000 (gross, less applicable legally required withholdings and such other deductions as Employee voluntarily authorizes in writing).

b.              Increase in Vacation. The following sentence is added in Section 5c (entitled “Vacation”) of the Employment Agreement after the second sentence in that section:

Effective August 1, 2018, Employee shall be entitled to five (5) weeks of paid vacation per each calendar year earned ratably over each calendar year, to be taken at such times as Employee and Company shall determine and provided that no vacation time shall unreasonably interfere with the duties required to be rendered by Employee hereunder.

3.              No Other Changes. Except as modified by this Amendment, there are no changes to the Employment Agreement. The Parties acknowledge and agree the Employment Agreement as modified by this Amendment remains in full force and effect. Schwartz acknowledges and agrees that the changes in this Amendment do not impact the other terms and conditions as outlined in the Employment Agreement, including but not limited to Section 6 (entitled “Non-Competition”), Section 7 (entitled “Intellectual Property”) and Section 8 (entitled “Nondisclosure of Confidential Information”).

BM	CIS
Precision	CS

4.              Severability. If any provision of the Amendment is unenforceable for any reason, such provision or portion shall be considered separate from the remainder of the Amendment, and the rest of the Employment Agreement as modified by this Amendment shall remain in full force and effect. In the event that any provision of this Amendment is unenforceable because it is overly broad or vague as written, or if any provision violates any applicable law at the time of its enforcement, such provision shall be deemed modified to narrow or clarify its application to the extent necessary to make the provision enforceable, if possible, to the fullest extent allowable. The provisions of this Amendment will be interpreted, where possible, to sustain their legality and enforceability.

5.              Complete Agreement. Any modification of, or addition to, this Amendment must be in writing and signed by both Parties. This Amendment and the Employment Agreement constitute the entire understanding between the Parties and supersede all prior discussions, representations, and/or agreements between the Parties with respect to the matters herein.

6.              Schwartz’s Agreement and Understanding. Schwartz has read this Amendment carefully and understand all of its terms. Schwartz has had the opportunity to discuss this Amendment with Schwartz’s own attorney prior to signing it and to make certain that Schwartz fully understands the content and effect of this Amendment. Schwartz entered into this Amendment voluntarily.

/s/ Carl Schwartz		8/20/18
Carl Schwartz		Date

Precision Therapeutics Inc.

By	/s/ Robert Myers	8/20/18
Date
Title	CFO

BM	CIS
Precision	CS

Exhibit A

See attached Employment Agreement.